EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Blease Medical Holdings Limited	Chesham, United Kingdom
CXR Limited	Surrey, United Kingdom
Del Mar Reynolds Medical, Ltd.	London, United Kingdom
Dolphin Medical, Inc.	Hawthorne, California
Dolphin Medical Pte Ltd.	Singapore
Ferson Technologies, Inc.	Ocean Springs, Mississippi
Metorex Security Products, Inc.	Ewing, New Jersey
Opto Sensors (Hong Kong) Limited	Hong Kong
OSI Optoelectronics Sdn. Bhd.	Johor Bahru, Malaysia
Opto Sensors (Singapore) Pte. Ltd.	Singapore
OSI Defense Systems, LLC	Orlando, Florida
OSI Electronics, Inc.	Camarillo, California
OSI Electronics Pte. Ltd.	Singapore
OSI Optoelectronics AS	Horten, Norway
OSI Optoelectronics, Inc.	Hawthorne, California
OSI Optoelectronics Limited	Nicosia, Cyprus
OSI Optoelectronics Private Limited	Andhra Pradesh, India
Osteometer MediTech, Inc.	Hawthorne, California
PT OSI Electronics	Batam, Indonesia
PT OSI Systems	Batam, Indonesia
Rapiscan do Brasil Ltda	Rio de Janeiro, Brazil
Rapiscan Systems (Cyprus) Limited	Nicosia, Cyprus
Rapiscan Systems Australia Pte. Ltd.	Victoria, Australia
Rapiscan Systems, Inc.	Hawthorne, California
Rapiscan Systems Laboratories, Inc.	Sunnyvale, California
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems Limited	Salfords, United Kingdom
Rapiscan Systems Oy	Espoo, Finland
Rapiscan Systems Private Limited	Andhra Pradesh, India
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems Sdn. Bhd.	Johor Bahru, Malaysia
SL Healthcare Limited	Nicosia, Cyprus
Spacelabs Healthcare, Inc.	Issaquah, Washington
Spacelabs Healthcare Solutions Private Limited	Andhra Pradesh, India
Spacelabs Healthcare (Canada) Inc.	Ontario, Canada
Spacelabs Healthcare GmbH	Feucht, Germany
Spacelabs Healthcare, Ltd.	Chesham, United Kingdom
Spacelabs Healthcare Pte. Ltd.	Singapore
Spacelabs Healthcare SAS	Creteil, France
Spacelabs Healthcare Trading (Shanghai) Co., Ltd.	Shanghai, China
Spacelabs Healthcare LLC	Issaquah, Washington
Spacelabs Medical, Inc.	Issaquah, Washington
Spacelabs Healthcare Medical Equipment (Suzhou) Co., Ltd	Suzhou, China
Spacelabs Healthcare s.r.l.	Verona, Italy